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                                   INTRASTATE
                              PIPELINE SYSTEM LEASE

    THIS INTRASTATE PIPELINE SYSTEM LEASE (this "Lease"), is entered into of as 9:05 a.m. Eastern Standard Time on December 31, 1996 (the "Effective Time"), by MidCon Texas Pipeline, L.P., a Delaware limited partnership ("Lessor"), and MidCon Texas Pipeline Operator, Inc., a Delaware corporation ("Lessee").

    SECTION 1.  LEASE AND LEASED PROPERTY.

    (a) Lessor, in consideration of the rents and agreements herein to be performed by Lessee, leases and rents to Lessee, and Lessee hereby leases and rents from Lessor, the easements, rights-of-way, surface leases, fee property, permits, pipelines, compressors, equipment, fixtures, improvements and other property (real and personal) used or useful in connection with Lessor's intrastate pipeline and gas gathering system located in the State of Texas (the "Pipeline System"), including without limitation the property described in Exhibit A hereto and located in the State of Texas, together with all rights and appurtenances thereto (collectively, the "Leased Property"), subject to the terms and provisions of this Lease.

    (b) There may exist certain prohibitions against the lease of certain of the Leased Property without the prior written consent of third parties (other than consents of administerial nature which are normally granted in the ordinary course of business), which, if not satisfied, may result in a breach thereof by Lessor. Notwithstanding anything in this Lease to the contrary, this Lease shall be deemed ineffective with respect to any property interests described in Exhibit A hereto burdened by such a restriction if such restriction is unsatisfied (such property being hereafter referred to as the "Unleased Property"). Lessor shall exercise reasonable efforts to cure any prior consent requirements with respect to such Unleased Property and, effective upon the satisfaction of such requirements, such Unleased Property shall be deemed a part of the Leased Property without any further action on the part of Lessor. With respect to any Unleased Property during and after the exercise by Lessor of its reasonable efforts to cure any prior consent requirements, Lessee shall operate the Unleased Property on Lessor's behalf in connection with Lessee's use, operation and maintenance of the Leased Property and, Lessee, in consideration of the use and benefit of the Leased Property, shall pay all costs, expenses and liabilities attributable to the Unleased Property and shall perform all covenants (including, without limitation, any covenants of indemnity) set forth in this Lease with respect to such Unleased Property as if such Unleased Property constituted part of the Leased Property hereunder.

    SECTION 2. TERM. Unless sooner terminated as herein provided, this Lease shall be for a term of thirty (30) years, commencing as of the Effective Time, and expiring thirty (30) years thereafter on December 31, 2026 (the "Term"). Unless this Lease is sooner terminated as provided herein, Lessor and Lessee agree to commence negotiations for a new lease of the Leased Property at least three months prior to the expiration of the Term, with the rent under any such new lease to be not less than the then fair market rental of the Leased Property and containing such other terms and conditions as are mutually acceptable to the parties in their discretion (it being understood by the
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parties that no party hereunder shall be obligated to enter into a new lease upon terms and conditions which are not satisfactory to such party in its sole discretion).

    SECTION 3. PURPOSE. Lessee shall use the Leased Property only for the gathering, compression, treatment, receipt, delivery, processing, transportation and exchange of natural gas and its constituents, liquefiable hydrocarbons and liquid hydrocarbons; provided in each case that the material transported (i) shall be in compliance with all laws, rules and regulations and prudent industry practice applicable to the Pipeline System and in compliance with the terms of the instruments (including without limitation, easements, rights-of-way and permits) to which the Leased Property is subject and (ii) will not subject Lessor to any further regulation or consent. Except to the extent currently subject thereto as of the date hereof and notwithstanding anything herein to the contrary, Lessee shall do nothing to subject the Leased Property to regulation by the Federal Energy Regulatory Commission to any extent greater than the Leased Property is currently regulated without the prior written consent of Lessor (which consent can be withheld in its sole discretion). Lessee shall not use, occupy, or permit to be used or occupied, the Leased Property for any purpose that is illegal, that would make void or voidable any insurance relating to the Leased Property, or that would constitute a public or private nuisance.

    SECTION 4.  RENT.

    (a) Lessee shall pay Lessor, without notice, demand, abatement, deduction or offset, rent as follows:

        (i)       $2,500,000.00 per month for each month during the year 1997;

        (ii) $1,666,667.00 per month for each month during the years 1998, 1999, 2000 and 2001;

        (iii) $3,333,333.00 per month for each month during the years 2002, 2003, 2004 and 2005; and

        (iv) $2,500,000.00 per month for each month during the remaining Term of this Lease.

Such rent shall be payable on the first business day of each month, in advance, commencing on January 1, 1997, and continuing throughout the remaining Term of this Lease.

    (b) All other payments to be paid by Lessee to third parties as provided for under this Lease shall constitute rent payable hereunder and, in the event of nonpayment by Lessee of any such other payments when due according to the terms of this Lease, Lessor shall have the same rights and remedies in respect thereto as Lessor may have in respect to any default of rent payable by Lessee under this Lease.
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    (c) NO HAPPENING, EVENT, OCCURRENCE, OR SITUATION DURING THE TERM OF THE
LEASE, WHETHER FORESEEN OR UNFORESEEN, SHALL RELIEVE LESSEE FROM ITS OBLIGATIONS HEREUNDER TO PAY ANY RENT, OR ENTITLE LESSEE TO AN ABATEMENT OF ANY RENT, AND LESSEE WAIVES ANY RIGHTS NOW OR HEREAFTER CONFERRED UPON IT BY STATUTE, PROCLAMATION, DECREE, ORDER, OR OTHERWISE, TO ANY ABATEMENT, DIMINUTION, REDUCTION, OFFSET, OR SUSPENSION OF ANY RENT BECAUSE OF ANY HAPPENING, EVENT, OCCURRENCE, OR SITUATION WHATSOEVER.

    SECTION 5. NET LEASE. This Lease is, and shall be deemed and construed to be, a net lease. Lessee shall pay to Lessor, net throughout the term of this Lease, the rent and other payments, if any, hereunder, without abatement, deduction, or offset, and free of any Taxes (as defined below) that Lessee is obligated to pay pursuant to the provisions of Section 6 hereof and of all costs, expenses, and obligations with respect to the Leased Property. Under no circumstances or conditions, whether now existing or hereafter arising, shall Lessor be expected or required to make any payment of any kind whatsoever or be under any other obligation or liability hereunder or with respect to the Leased Property.

    SECTION 6.  TAXES AND ASSESSMENTS.

    (a) Lessee shall pay, or cause to be paid, all ad valorem taxes, personal property taxes and all other taxes (other than income or franchise taxes of Lessor based on net income) and assessments, use and occupancy taxes, transit taxes, water and sewer charges, excises, levies, license and permit fees and all other similar charges, if any, that are levied, assessed or imposed upon or become due and payable after the date of this Lease in connection with, or a lien upon, the Leased Property, and any fixtures or facilities placed thereon by Lessee, or any equipment used in connection with the Leased Property and all rentals or receipts therefrom, and all taxes of any nature that are imposed in substitution for or in lieu of the foregoing (collectively, the "Taxes").

    (b) Lessee shall pay, or cause to be paid, all Taxes directly to the taxing authority, and upon request by Lessor, Lessee shall provide to Lessor evidence of such payment in a form satisfactory to Lessor. Such payment and, to the extent requested by Lessor, delivery of evidence thereof shall be completed prior to the date on which any such Taxes would become delinquent, subject to
Section 6(d) below.

    (c) The certificate, advice, bill or statement issued or given by the appropriate officials authorized or designated by law to issue or give the same or to receive payment of the existence, payment, nonpayment or amount of such Taxes shall be prima facie evidence of the existence, payment, nonpayment or amount of such Taxes.

    (d) Lessee may contest the validity or amount of any Taxes, provided that Lessee shall diligently and reasonably contest the validity or amount of such Taxes by means of appropriate procedures, and in the event of such contest, Lessee may defer the payment thereof during the
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pendency of such contest. Lessee shall give prompt written notice to Lessor of any contest by Lessee of the validity or amount of Taxes and such notice shall contain a detailed description of such contest.

    (e) Lessee, at its sole cost and expense, may endeavor at any time or times to obtain a lowering of the assessed valuation upon any of the Leased Property for the purpose of reducing Taxes thereon. In such event, Lessor will offer no objection, and, at the request of Lessee, will cooperate with Lessee, but without expense to Lessor, in effecting such a reduction. Lessee shall be authorized to collect any tax refund payable as a result of any proceedings Lessee may institute for that purpose, and any such tax refund shall be the property of Lessee to the extent to which it may be based on a payment by Lessee, subject however to apportionment between Lessor and Lessee with respect to Taxes paid or contributed by Lessor in the year in which this Lease begins and ends, after offsetting from such refunds the costs and expenses, including reasonable attorney fees incurred in connection with obtaining such refund.

    (f) Lessor shall not be required to join in any action or proceeding referred to in Section 6(d) or Section 6(e) hereof unless required by law, or by any rule or regulation, in order to make such action or proceeding effective, in which event any such action or proceeding may be taken by Lessee in the name of, but without expense to, Lessor. Lessee shall defend, indemnify and save Lessor, its partners, directors, officers, shareholders, employees, agents, successors and assigns (collectively, the "Lessor Indemnified Parties") harmless from all liabilities, costs, expenses, claims, losses or damages by reason of, resulting from, or relating to any such action or proceeding.

    (g) During the Term of this Lease, Lessee alone may claim depreciation or cost recovery of the Alterations (as hereinafter defined), the Additional Property (as hereinafter defined), the repairs, replacements and maintenance of the Leased Property and all equipment, fixtures and machinery therein contained or contained on, below or above the Leased Property for all taxation purposes to the extent that it may legally be entitled to make such claim.

    SECTION 7.  MAINTENANCE, REPAIRS AND UTILITIES.

    (a) Lessor shall not be required to furnish any services or facilities of any nature whatsoever or to make any repairs or alterations in and to the Leased Property. Lessee hereby assumes the full and sole responsibility for the condition, construction, operation, repair, replacement, maintenance and management of the Leased Property. LESSEE HEREBY WAIVES ANY AND ALL RIGHTS, WHETHER CONFERRED BY STATUTE OR OTHERWISE, TO MAKE ANY REPAIRS, REPLACEMENTS, ALTERATIONS OR IMPROVEMENTS AT THE EXPENSE OF LESSOR, OR TO OBTAIN DAMAGES OR REDUCTIONS OR ABATEMENTS OF ANY RENT OR OTHER SUMS PAYABLE HEREUNDER.

    (b) Subject to the provisions of Section 7(e) hereof, Lessee, at its sole cost and expense, shall maintain the Leased Property in good condition and order capable for use in the business for which it was used immediately prior to this Lease, and Lessee shall make all repairs to the Leased Property, structural and nonstructural and foreseen and unforeseen. Lessee shall not do, permit or
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suffer any waste, damages, disfigurement, or injury to or upon the Leased
Property or any part thereof.

    (c) During the Term of this Lease, Lessee, at its sole cost and expense, shall obtain and maintain, in all material respects, all governmental and private authorizations, consents and permits for it to lease, operate, and maintain the Leased Property. During the Term of this Lease, Lessee shall pay and perform each and every obligation of Lessor under any easement, right of way, surface lease, permit, contract or other instrument leased to Lessee hereunder or creating or encumbering any interest leased to Lessee hereunder.

    (d) Lessee shall be responsible for, and shall pay all charges and fees in connection with, all utility services necessary for Lessee's use of the Leased Property, including but not limited to all gas, electricity, power, water, telephone and other communication services, and any and all other utilities or similar services used in connection with Lessee's use and possession of the Leased Property.

    (e) Notwithstanding any provision in this Lease to the contrary, Lessee shall be permitted to abandon any part of the Leased Property or dispose of any portion of the Leased Property that, in each case (i) has a fair market value of less than $100,000 with respect to such abandoned or disposed Leased Property and is not necessary to operate and maintain the Pipeline System, or (ii) connects to a well that is no longer capable of producing in paying quantities. Lessee shall be entitled to retain the proceeds, if any, received with respect to property abandoned or otherwise disposed of pursuant to the authorization provided in the preceding sentence. Lessee shall also be permitted to abandon any portion of the Leased Property upon obtaining the prior written consent of Lessor (which consent shall not be unreasonably withheld). Lessee shall be responsible for, and pay all costs and expenses of abandoning or otherwise disposing of any portion of the Leased Premises in accordance with this Section.

    (f) Except as provided in Section 7(e) hereof, Lessee shall have no right to remove, or permit to be removed, any of the fixtures, improvements or Alterations from the Leased Property or any Additional Property except to the extent such fixtures, improvements or Alterations are replaced by Lessee with improvements or Alterations of like or better quality.

    SECTION 8.  CONDITION OF THE LEASED PROPERTY AND COMPLIANCE WITH LAWS.

    (a) Lessee has inspected the Leased Property and has investigated its uses and non-uses and the title thereto, and LESSEE ACCEPTS THE SAME "AS IS, WHERE IS" WITH ALL FAULTS AND WITHOUT ANY REPRESENTATION OR WARRANTY, EXPRESS, IMPLIED OR STATUTORY, BY LESSOR AS TO THE TITLE TO THE LEASED PROPERTY, THE NATURE, CONDITION (INCLUDING, WITHOUT LIMITATION, THE ENVIRON-MENTAL CONDITION) OR USABILITY THEREOF, AND LESSEE HEREBY RELEASES AND WAIVES ANY AND ALL CLAIMS, DEMANDS, LOSSES, LIABILITIES, DAMAGES, COSTS OR EXPENSES OF ANY KIND OR NATURE (INCLUDING ATTORNEYS' FEES AND COURT COSTS), INCLUDING DAMAGES FOR PERSONAL
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INJURY OR DEATH OR PROPERTY LOSS (COLLECTIVELY "LOSSES"), ARISING OUT OF OR
RELATED TO THE FOREGOING, EVEN IF SUCH LOSSES ARISE OUT OF OR ARE RELATED TO (OR ALLEGEDLY ARISE OUT OF OR ARE RELATED TO) THE SOLE, JOINT OR CONCURRENT NEGLIGENCE, STRICT LIABILITY OR OTHER FAULT OF ANY LESSOR INDEMNIFIED PARTY.

    (b) At its own cost and expense, Lessee shall comply in all material respects with all present and future laws, acts, rules, requirements, orders, directions, ordinances and/or regulations of any federal, state, municipal or other public department, bureau, office, court or other authority ("Governmental Authorities") pertaining to the use, operation, possession, maintenance, condition and abandonment of the Leased Property or any part thereof, whether or not such laws, acts, rules, requirements, orders, directions, ordinances and/or regulations require the making of structural alterations or the use or application of portions of the Leased Property for compliance therewith or interfere with the use and enjoyment of the Leased Property and Lessee, notwithstanding any other provision to the contrary herein, shall perform such acts as are reasonably necessary to so comply, and shall defend (with counsel reasonably approved by Lessor), indemnify, and hold the Lessor Indemnified Parties harmless from all Losses, fines, penalties, and claims for damages of every kind and nature arising out of any failure to comply with any such laws, acts, rules, requirements, orders, directions, ordinances and/or regulations; the intention of the parties being with respect thereto that, during the Term of this Lease, Lessee shall discharge and perform all the obligations of Lessor, as well as all the obligations of Lessee, arising as aforesaid, and save the Lessor Indemnified Parties harmless therefrom, so that at all times the rental of the Leased Property shall be net to Lessor without deductions or expenses on account of any such laws, acts, rules, requirements, orders, directions, ordinances and/or regulations. The indemnity in this Section 8(b) shall survive the termination or expiration of this Lease.

    SECTION 9.  INSURANCE.

    (a) Property and Public Liability. Lessee will, upon delivery of the Leased Property to Lessor and at all times during the term of the Lease, at its own expense, carry and maintain or cause to be carried and maintained (i) property insurance with respect to the Leased Property, and (ii) public liability insurance (including contractual liability and nongradual pollution liability coverage), and auto liability insurance, with respect to bodily injury and property damage, in each case with such deductibles, in such amounts (but not less than $50,000,000 million for property insurance and $100,000,000 million for public liability insurance), against such risks and with such insurance companies reasonably satisfactory to Lessor, as is carried by corporations similar to Lessee, provided that Lessee may, with Lessor's written consent (which consent shall not be unreasonably withheld), self-insure in a manner and to the extent such self-insurance is consistent with the self-insurance practices of such other corporations.

    (b) Liability Policy Provisions. The policy or policies of public liability insurance carried in accordance with subsection (a) hereof shall to the extent such provisions are available at commercially reasonable rates (i) require at least 30 days prior written notice to Lessor of cancellation, lapse, expiration or adverse change to reduce the coverage thereof, (ii) (A) cover the
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Lessor Indemnified Parties as additional insureds or (B) provide that in the event that any additional insured is named in a certificate of insurance issued in connection with such policy, the policy will be deemed to have been endorsed accordingly, (iii) provide that such insurance is primary with respect to any other insurance carried by or available to Lessor, (iv) provide that the insurer shall waive any right of subrogation and any setoff, counterclaim, or other deduction, whether by attachment or otherwise, against Lessor, and (v) contain a cross-liability clause providing for coverage of Lessee and Lessor as if separate policies had been issued to each of them.

    (c) Property Policy Provisions. The policy or policies of property insurance carried in accordance with subsection (a) hereof shall to the extent such provisions are available at commercially reasonable rates (i) require at least 30 days' written notice to Lessor of cancellation, lapse, expiration or adverse change to reduce the coverage thereof, (ii) (A) cover the Lessor Indemnified Parties as additional insureds or (B) provide that in the extent that any additional insured is named in a certificate of insurance issued in connection with such policy, the policy will be deemed to have been endorsed accordingly,
(iii) provide that, in respect of the interest of Lessor in such policies, the insurance shall not be invalidated by any action or inaction by Lessee or its affiliates (other than a failure of Lessee to pay premiums or other sums owing to the insurer), (iv) insure Lessor regardless of any breach or violation of any warranty, declaration or condition contained in such policies (or in the application therefor or in any other document submitted to the insurer in connection therewith), (v) provide that such insurance is primary with respect to any other insurance carried by or available to Lessor, and (vi) provide that the insurer shall waive any right of subrogation and any setoff, counterclaim, or other deduction, whether by attachment or otherwise, against Lessor.

    (d) Employer's Liability. Lessee shall, at its own expense, insure or self-insure statutory worker's compensation and employer's liability, with limits and deductibles in such amounts as is carried by corporations similar to Lessee, covering all persons employed by Lessee in connection with or relating to the Leased Property. Any policy covering this insurance shall be endorsed to provide for all states coverage, voluntary compensation and occupational disease.

    (e) Certificates. On or prior to the date Lessee takes delivery of the Leased Property, and thereafter on or prior to the 30th day preceding the expiration of any policy maintained pursuant to this Section 9, Lessee shall deliver to Lessor certificates of insurance issued by the insurers under the policies required pursuant to this Section 9 or, if unavailable, other evidence of the insurance maintained pursuant to this Section 9 reasonably satisfactory to Lessor.

    (f) Performance by the Lessor. In the event that Lessee shall fail to maintain insurance as herein provided, Lessor may at its option, but without obligation, provide such insurance and, in such event, Lessee shall, upon demand from time to time, reimburse Lessor for the cost thereof, together with such interest on such cost at the LIBOR Rate (as hereinafter defined) plus 3.25% per annum computed from the date of payment of such cost to the date of reimbursement. Lessor shall give Lessee prompt written notice of any such insurance. The term "LIBOR Rate" shall mean, for any period, the one month London Interbank Offered Rate as reported in The Wall Street Journal for the last business day of the prior month on which day the London interbank market was open for dealings.
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    (g) Separate Insurance. Nothing in this Section 9 shall be construed to prohibit Lessor from insuring at its own expense any portion of Leased Property or its interest therein, and any insurance so maintained shall not provide for or result in a reduction of the coverage or the amounts payable under any of the insurance required to be maintained by Lessee under this Section 9.

    SECTION 10.  LIABILITY, INDEMNITY, AND WAIVER OF SUBROGATION.

    (a) Indemnity. Lessee shall indemnify, defend and hold the Lessor Indemnified Parties harmless from all Losses resulting or arising from, or relating to, (i) the use or possession of the Leased Property, Alterations or Additional Property by Lessee, (ii) any act, omission, or neglect of Lessee or Lessee's partners, directors, officers, shareholders, employees, agents, invitees or guests, or any parties contracting with Lessee or (iii) any breach of this Lease by Lessee: IT BEING UNDERSTOOD AND AGREED THAT THIS CONTRACTUAL OBLIGATION OF INDEMNIFICATION SHALL EXTEND TO AND APPLY TO ALL LOSSES BASED UPON OR ALLEGEDLY BASED UPON THE SOLE, JOINT OR CONCURRENT NEGLIGENCE OR OTHER FAULT OF ANY LESSOR INDEMNIFIED PARTY (INCLUDING LIABILITY BASED ON THEORIES OF STRICT LIABILITY) OR FROM THE PRESENCE OF HAZARDOUS MATERIALS UPON THE LEASED PROPERTY. Lessor shall not be liable to Lessee or to Lessee's partners, directors, officers, shareholders, employees, agents, invitees, guests or contractors, and Lessee hereby releases and waives all claims against the Lessor Indemnified Parties for any Losses resulting from or relating to the use and possession of the Leased Property and any Alterations and/or Additional Property, including Losses for: (i) bodily injury, death, or property damage; (ii) business interruption, loss of profits or other direct or consequential damages occasioned by any cause, including the design, construction or condition of the Leased Property and/or the Alterations and the Additional Property; (iii) the wrongful acts or omissions of any other person; (iv) force majeure events; and
(v) any damage, loss or injury caused by a defect in the Leased Property, the Alterations and/or the Additional Property, or caused by electricity, gas, oil, fire or any cause whatsoever in, on, or about the Leased Property, the Alterations or the Additional Property, or any part thereof, WHETHER OR NOT ANY OF THE EVENTS LISTED IN THIS PROVISION ARE CAUSED BY THE SOLE, JOINT OR CONCURRENT NEGLIGENCE, STRICT LIABILITY OR OTHER FAULT OF ANY LESSOR INDEMNIFIED PARTY OR THE PRESENCE OF HAZARDOUS MATERIALS UPON THE LEASED PROPERTY. The provisions of this Section 10 shall survive the termination of this Lease for any reason.

    (b) Subrogation. Anything in this Lease to the contrary notwithstanding, Lessee hereby waives any and all rights of recovery, claims, actions, or causes of action against any of the Lessor Indemnified Parties for any Losses that may occur to the Leased Property, Alterations or Additional Property, or to persons, or any part thereof, or any personal property of Lessee therein, by reason of fire, the elements, or any other cause which Lessee is required to insure against under the terms of the policies of insurance that Lessee is required to provide hereunder, REGARDLESS OF CAUSE OR ORIGIN, INCLUDING THE SOLE, JOINT OR CONCURRENT NEGLIGENCE, STRICT LIABILITY OR OTHER FAULT OF ANY LESSOR INDEMNIFIED PARTY, and Lessee covenants that no insurer shall hold any right of subrogation against any Lessor Indemnified Party under any policies required hereunder.
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
    (c) Stock Purchase Agreement. Notwithstanding anything herein to the contrary, the terms and provisions of this Lease shall not operate to modify or affect the representations and warranties made by Occidental Petroleum Corporation ("OPC"), or the remedies for a breach of said representations and warranties, set forth in that certain Stock Purchase Agreement dated November 20, 1996, between OPC and MidCon Corp. ESOP Trust.

    SECTION 11. FIRE AND OTHER CASUALTY DAMAGE. If any of the Leased Property or if Alterations currently existing or installed by Lessee upon the Leased Property are partially or totally destroyed or damaged by fire or other casualty, then unless otherwise agreed by Lessor in writing, Lessee shall (and Lessee shall use all insurance proceeds to) repair and restore such Leased Property and such Alterations, as soon as reasonably practicable, to substantially the same condition as existed immediately prior to such destruction or damage. Lessor and Lessee agree that there shall be no reduction or abatement in rent or other amounts payable by Lessee hereunder on account of any destruction of the Leased Property due to casualties. If Lessor agrees in writing, Lessee need not repair and restore such Leased Property and/or Alterations. In such case, all insurance proceeds attributable to such Leased Property and/or Alterations shall be paid to Lessor.

    SECTION 12. EMINENT DOMAIN. If all or any part of the Leased Property shall be taken by condemnation (which term, as used in this Section 12, shall include any conveyance of avoidance or settlement of eminent domain, condemnation or other similar proceedings), then unless otherwise agreed by Lessor in writing, Lessee shall (and Lessee shall use all proceeds from such condemnation to) relocate and rebuild any portion of the Leased Property so taken in order to operate and maintain the Pipeline System as was previously operated and maintained prior to such taking. Lessor and Lessee agree that there shall be no reduction or abatement in rent or other amounts payable by Lessee hereunder on account of any taking of the Leased Property by condemnation. If Lessor agrees in writing that Lessee need not relocate and rebuild such Leased Property, then all proceeds payable on account of such condemnation shall be paid to Lessor. If Lessee is required to relocate and rebuild any portion of the Leased Property taken by condemnation in accordance with the terms of this Section 12, then Lessor shall pay to Lessee all proceeds received by Lessor on account of such condemnation.

    SECTION 13.  LIENS.

    (a) Lessor shall not be liable for any labor or materials furnished or to be furnished to Lessee upon credit, and no mechanics' or other lien, for any such labor or materials, shall attach to or affect the interest of Lessor in and to the Leased Property. Except for the Permitted Liens (as hereinafter defined), Lessee shall not encumber all or any part of the Leased Property nor shall Lessee suffer or permit any mechanic's, materialmen's, attachment, execution or other liens or stop notices to attach to or be filed against the Leased Property, Lessee's leasehold interest or the rents, issues and profits of the Leased Property or against Lessor for any work or improvement upon the Leased Property (collectively, the "Non-Permitted Liens"). Whenever and as often as any such Non-Permitted Lien shall have been filed against the Leased Property, whether or not based upon any action or interest of Lessee, Lessee shall immediately take such action by bonding, or making such deposit or payment as will remove or satisfy such lien; provided, however, that Lessee shall have the
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
right to contest, with due diligence, the validity or amount of any such lien if Lessee shall provide such a bond or other deposit as may be required by law or by Lessor or to protect against enforcement of such lien. The term "Permitted Liens" as used in this Lease shall mean easements, liens and other encumbrances which do not materially reduce the value of the affected portion of the Leased Property or which do not secure any debt of Lessee or its affiliates, agents, representatives or permitted assigns for borrowed money.

    (b) Nothing in this Lease shall be deemed or construed in any way as constituting the consent or request of Lessor, express or implied, by inference or otherwise, to any contractor, subcontractor, laborer or materialman, for the performance of any labor or the furnishing of any materials for any improvement, repair or replacement of any portion of the Leased Property nor as giving Lessee any right, power or authority to contract for or permit, on Lessor's behalf or as to Lessor's interest, the rendering of any services or the furnishing of any materials. Lessor shall have no responsibility to Lessee, its contractors, subcontractors, suppliers, materialmen, workmen or other persons, firms or corporations who engage in or participate in any construction upon the Leased Property unless Lessor shall expressly undertake such obligation by an agreement in writing signed by Lessor and made between Lessor and Lessee, its contractors, subcontractors, suppliers, materialmen, workmen, or other persons, firms or corporations.

    SECTION 14. CONSTRUCTION AND/OR ADDITIONS OF ADDITIONAL PROPERTY AND ALTERATIONS. Lessor acknowledges that Lessee may desire to add Additional Property or to construct Alterations to the Leased Property.

    (a) In connection with the construction by or on behalf of Lessee of any Alteration, the following shall be applicable:

             (i) Lessee shall notify Lessor in writing prior to commencing construction of any Alteration and, if requested by Lessor, shall provide Lessor a copy of designs, plans and specifications (the "Plans") for such Alteration. Lessor may within 14 days of receipt of written notification or receipt of the Plans requested reasonably object in writing to such Alteration. If Lessor so objects, Lessee shall revise the Plans to satisfy Lessor's objections.

             (ii) Upon Lessor's request, Lessee shall furnish to Lessor copies of any contract which Lessee intends to enter into in connection with the construction of any Alteration. Any such contract shall contain a covenant by all contractors and subcontractors to indemnify and hold the Lessor Indemnified Parties harmless from and against all Losses caused by, arising out of or relating to such contractors' or subcontractors' work in connection with the Leased Property, EVEN IF SUCH LOSSES ARE CAUSED BY OR RELATE TO OR ARE ALLEGEDLY CAUSED BY OR RELATE TO, THE SOLE, JOINT AND CONCURRENT NEGLIGENT ACTS OR OMISSIONS OR STRICT LIABILITY OF ANY LESSOR INDEMNIFIED PARTY.

             (iii) No construction of any Alteration shall be undertaken by Lessee until Lessee shall have procured and paid for, so far as the same may be required, all permits and authorizations of all Governmental Authorities having jurisdiction. Lessor shall join in the application for such permits or authorizations whenever such action is necessary, but without any liability or expense to Lessor. In no event shall any such permit or authorizations (a) materially impair or limit in any way the current use of the Leased Property or use of any adjoining property to the Leased Property and
         (b) impair or limit in any way the future use of the Leased Property or use of any adjoining property to the Leased Property.

             (iv) Any Alteration, when completed, and any Additional Property used with the Leased Property, shall be of such character as not to reduce the value, rentability or usefulness of the affected portion of the Leased Property or conflict with the purposes for which Lessee is permitted to use the Leased Property.

             (v) During the progress of the construction of any Alteration, Lessor may inspect the Leased Property and all work and materials as rendered and installed during such construction.

             (vi) Any Alteration shall be constructed by Lessee in a good and workmanlike manner and in compliance with all applicable permits and authorizations and with all other laws, ordinances, orders, rules, regulations and requirements of all Governmental Authorities.

             (vii) The cost of all work in connection with the construction of any Alteration shall be promptly paid by Lessee, and Lessee shall at all times keep the Leased Property free and clear of all liens, including liens for labor and materials supplied or claimed to have been supplied to the Leased Property. Within not more than three (3) month following the completion of any Alteration, Lessee shall deliver to Lessor proof to the reasonable satisfaction of Lessor that the Leased Property and any such improvement are free from any and all liens, charges, and claims, whether or not of record, and whether voluntary or involuntary, for the payment of money, and that every such lien, charge and claim relating to the construction of any Alteration has been fully paid or discharged; provided, however, that Lessee shall have the right to reasonably contest, with due diligence, the validity or amount of any such lien, charge or claim by means of appropriate procedures. Lessee shall give prompt written notice to Lessor of any such contest, and such notice shall contain a detailed description of such contest.

             (viii) Lessee shall not construct any Alteration without prior written notification to Lessor and consent by Lessee, which consent may not be unreasonably withheld.

    (b) The term "Alteration" as used in this Lease shall mean any structural alteration in any manner of any fixtures, improvements or building included in the Leased Property (provided that such term shall not include any repairs to the Leased Property or any replacements to the Leased Property due to casualty or condemnation). The term "Additional Property" shall mean any new improvement or fixture placed upon or under any Leased Property by Lessee or any real property (including easements, rights-of-way, surface leases, permits and other real property interests) acquired by the Lessee in connection with the use, operation, maintenance or extension of the Pipeline System

(excluding (i) office space or leases and (ii) any new pipeline system, gathering system or compression, processing or treatment plant constructed or acquired by or on behalf of Lessee or its affiliates that is not located upon the Leased Property (except to the extent necessary to connect to an existing portion of the Pipeline System) if (A) such new pipeline system or facilities are capable of being operated independently of the Pipeline System, (B) the Pipeline System is capable of being operated independently of such new pipeline system or facilities and (c) such new pipeline system or facilities were not constructed with the purpose of causing a diminution in the economic value of any portion of the Pipeline System to which it is connected).

    (c) Title to all Additional Property and Alterations shall be and remain in Lessee during the Term of this Lease. Lessee shall not permit, without Lessor's written consent, title to any Additional Property to be taken or held by any other person (including, without limitation, Lessee's affiliates) without the prior written consent of Lessor (which can be withheld in its sole discretion). Upon expiration or termination of this Lease, title to all Additional Property and Alterations and, subject to Section 15(c) hereof, title to all personal property of Lessee then situated on the Leased Property shall automatically vest in Lessor, free and clear of all claims and encumbrances, and Lessee shall have no further claim thereto (and Lessee hereby grants, conveys and assigns any and all such Additional Property, Alterations and personal property to Lessor, effective as of the expiration or termination of this Lease). Notwithstanding the foregoing, to the extent that any such Alterations are separate in title from the Leased Property, they shall continue to have the character of real property, and in no event shall Lessee's ownership thereof and its leasehold estate in the Leased Property be separately conveyed.

    (d) All Alterations and Additional Property shall be used for the same purposes as the Leased Property and shall be treated, used and maintained in the same manner as the Leased Property is required to be treated, used and maintained under this Lease. Lessee's rights, obligations and responsibilities hereunder with respect to the Leased Property (including, without limitation, the indemnification provisions hereof) shall also apply in all respects to any Alteration and any Additional Property.

    SECTION 15.  CERTAIN EVENTS UPON TERMINATION.

    (a) Contemporaneously with the expiration or earlier termination of this Lease, Lessee shall immediately deliver to Lessor the following;

             (i) Such documents, assignments, instruments and conveyances as Lessor may request to terminate all of Lessee's right, title and interest in and to the Leased Property, to transfer title to any Additional Property or Alterations, and to transfer any agreements relative to any Leased Property, Additional Property or Alterations.

             (ii) An assignment of Lessee's interest as sublessor in all permitted subleases and all contracts relating to the Leased Property, including Lessee's agreement that Lessor shall not be obligated for any prior default of Lessee under such subleases or contracts.

             (iii) All books, records, construction plans, surveys, permits and other documents in possession of Lessee relating to and necessary or convenient for the operation of the Leased Property.

             (iv) An amount equal to the accrued but unpaid Taxes, and insurance premiums with respect to the Leased Property, prorated to the date of termination.

    All documents required to be delivered by Lessee to Lessor hereunder shall be in form reasonably satisfactory to Lessor. It is the intention of the parties that upon the termination of this Lease, whether by natural expiration or otherwise, Lessor shall, at its option, succeed to a going enterprise and a fully operable pipeline system, complete with the real and personal property with which it was being operated by Lessee.

    (b) Upon the expiration or earlier termination of this Lease, Lessee shall peaceably quit and surrender the Leased Property to Lessor. Lessee shall leave the Leased Property in good, operable condition and repair, reasonable wear and tear excepted. Lessee shall deliver the Leased Property to Lessor free of all liens and encumbrances created or suffered by Lessee (except the lien of real estate taxes and assessments not then due and any encumbrances expressly approved by Lessor in advance in writing).

    (c) Notwithstanding anything herein to the contrary, upon expiration of the term of this Lease, Lessor may, at its option and by written agreement, permit or direct Lessee to remove any of its personal property from the Leased Property, and Lessee shall remove the same upon such permission or direction. Any personal property of Lessee which shall remain on the Leased Property after expiration of the term of this Lease for ten (10) days after request by Lessor for removal, may, at the option of Lessor, be deemed to have been abandoned and may be retained by Lessor as its property or be disposed without accountability, in such manner as Lessor may see fit, and if the cost of any removal exceeds any proceeds from the sale thereof, such costs shall be paid by Lessee to Lessor.

    SECTION 16.  ASSIGNMENT AND SUBLEASE.

    (a) Without the prior written consent of Lessor, which consent may be withheld in Lessor's sole discretion, Lessee shall not transfer or assign this Lease or sublease the Leased Property or, subject to Sections 7(e) and 19(c), any part thereof (whether by operation of law or otherwise) or grant any concession or license within the Leased Property, and any attempt to do any of the foregoing without Lessor's consent shall be void.

    (b) Notwithstanding any consent by Lessor under this Section 16, the undersigned Lessee will remain jointly and severally liable (along with each approved assignee or subtenant, who shall automatically become liable for all obligations of Lessee hereunder), and Lessor shall be permitted to enforce the provisions of this instrument directly against the undersigned Lessee and/or any assignee or sublessee without proceeding in any way against any other entity.

    (c) Any consent by Lessor to a particular assignment, sublease or other event specified in Section 16(a) hereof shall not constitute Lessor's consent to any other or subsequent assignment, sublease, or other event specified in
Section 16(a) hereof.

    (d) Lessor shall have the right to transfer and assign, in whole or in part, by operation of law, or otherwise, its rights and obligations hereunder without any liability to Lessee and Lessee shall attorn to any party to which Lessor transfers the Leased Property; provided, however, that upon any such assignment, the assignee shall assume all obligations of Lessor hereunder with respect to such rights assigned, such assignment shall be permitted by applicable law and such assignment shall not in any way impair the Lessee's right or ability to lease and operate the Leased Properties or to otherwise utilize the Leased Properties in the manner permitted by this Lease.

    SECTION 17. LESSEE'S DEFAULT. Lessor shall have the right to terminate this Lease or to terminate Lessee's right of possession without terminating this Lease in the event that any of the following events or conditions occur or exist (each an "Event of Default" and any event or condition that, upon notice, lapse of time or both would constitute an Event of Default being referred to as a "Default"):

    (a) any rent payable in accordance with this Lease is not paid (i) within ten (10) days after the due date thereof, if Lessee and Guarantor (as hereinafter defined) are not wholly owned direct or indirect subsidiaries of OPC or (ii) within the longer of ten (10) days after the due date thereof or two days after Lessor gives Lessee written notice that such rent has not been paid, if Lessee and Guarantor are wholly owned direct or indirect subsidiaries of OPC;

    (b) Lessee fails to correct or cure a breach of any covenant or agreement of Lessee contained in this Lease, except with respect to nonpayment of rent, within thirty (30) days after Lessor has notified Lessee in writing of any such breach thereof; provided that, to the extent Lessee has commenced diligent and reasonable efforts to effect a cure of such breach during such thirty day period, such thirty day period shall be extended for so long as Lessee continues to pursue such cure with reasonable and diligent efforts (but in no event longer than a period of one year from the date of such notice); so long as such extension would not cause or result in a material adverse effect or consequence to any portion of the Leased Property;

    (c) Lessee vacates or abandons any portion of the Leased Property (unless permitted pursuant to Section 7(e) hereof);

    (d) MidCon Corp. (such entity or its permitted successors or assigns being hereinafter referred to as "Guarantor") fails to correct or cure a breach of any covenant or agreement of Guarantor contained in the Guaranty of even date herewith by Guarantor for the benefit of Lessor (the "Guaranty"), except with respect to nonpayment of the sum of the Agreed Amount (as defined therein) and Base Amount (as defined therein), within thirty (30) days after Lessor has notified Guarantor in writing of any such breach thereof;

    (e) any breach of any representations or warranties made by Lessee herein or Guarantor in the Guaranty or in any certificate or statement delivered pursuant hereto or thereto shall prove to have been false or misleading in any material respect on the date as of which made or deemed made;

    (f) (i) a default (as principal or guarantor) by either the Lessee or Guarantor in payment when due of any principal or interest under any instrument evidencing indebtedness for borrowed money or of any rental on any lease or a revolving credit agreement (in each case, whether now existing or hereafter created), or (ii) the occurrence of an event of default (with respect to the Lessee or Guarantor) as defined in any mortgage, indenture or instrument under which there may be issued, or by which there may be secured or evidenced, any indebtedness for borrowed money of, or guaranteed by, the Lessee or Guarantor (whether such indebtedness now exists or is hereafter created) and the occurrence of such event of default causes such indebtedness to become due and payable prior to its stated maturity or due date and has not been duly waived in writing; provided that no default under this subsection (f) shall be deemed to exist as a result of a default or event of default (as described in clause (i) or clause (ii) above) in respect of any such indebtedness if the principal of and interest on such indebtedness, when added to the principal of and interest on all other such indebtedness then in default or the subject of such an event of default (exclusive of indebtedness under subsection (a)) above, does not exceed $10,000,000;

    (g) a decree, judgment, or order by a court of competent jurisdiction is entered adjudging Lessee, any Material Entity (as hereinafter defined) or Guarantor as bankrupt or insolvent, or ordering relief against Lessee, any Material Entity, or Guarantor in response to the commencement of an involuntary bankruptcy case, or approving as properly filed a petition seeking reorganization or liquidation of Lessee, any Material Entity, or Guarantor under any bankruptcy or similar law; or a decree or order of a court of competent jurisdiction over the appointment of a receiver, liquidator, trustee, or assignee in bankruptcy or insolvency of Lessee, any Material Entity, or Guarantor or of the property of Lessee, any Material Entity, or Guarantor, or for the winding up or liquidation of the affairs of any of them is entered;

    (h) any of Lessee, any Material Entity, or Guarantor institutes voluntary bankruptcy proceedings, or consents to the filing of a bankruptcy proceeding against it, or files a petition or answer or consent seeking reorganization or liquidation under any bankruptcy or similar law or similar statute, or consents to the filing of any such petition, or consents to the appointment of a custodian, receiver, liquidator, trustee, sequestrator, assignee or similar official in bankruptcy or insolvency of it or any of its assets or property, or makes a general assignment for the benefit of creditors, or admits in writing its inability to pay its debts generally as they become due, or within the meaning of Title 11, U.S. Code, or any similar Federal, state or foreign law for the relief of debtors, becomes insolvent, fails generally to pay its debts as they become due, or takes any corporate action in furtherance of or to facilitate, conditionally or otherwise, any of the foregoing; or

    (i) one or more judgments or decrees in an aggregate amount of $5,000,000 or more is entered by a court or courts of competent jurisdiction against Lessee or the Subsidiaries (as defined in the Guaranty) of Guarantor or Guarantor (other than any judgment as to which, and only to the extent, a reputable insurance company has acknowledged coverage of such claim in writing) and (i) any such judgments or decrees is not stayed, discharged, paid, bonded or vacated within 30 days or (ii) enforcement proceedings are commenced by any creditor on any such judgments or decrees;

provided, however, that for so long as Guarantor and Lessee are wholly owned direct or indirect subsidiaries of OPC, then no event or condition described in
Section 17(b) or 17(d) shall constitute a Default or Event of Default hereunder if such event or condition was caused by OPC or the prevention of such event or condition was solely within OPC's control without unreasonable effort or expense. The term "Material Entity" shall mean (i) Guarantor, (ii) any Material Subsidiary (as defined in the Guaranty), or (iii) any two or more Subsidiaries (as defined in the Guaranty) (A) which two or more Subsidiaries own, in the aggregate but not individually, 5% or more of Consolidated Total Assets (as defined in the Guaranty) as of the end of the most recently completed fiscal year of Guarantor and (B) with respect to the event or events specified where the term "Material Entity" is used herein, such event or events affects each such Subsidiary with the same consecutive six month period.

    SECTION 18.  REMEDIES.

    (a) Upon the occurrence of any of such Events of Default, Lessor shall have the option to pursue any one or more of the following remedies without any notice or demand whatsoever to Lessee:

             (1) terminate this Lease, in which event Lessee shall immediately surrender the Leased Property to Lessor, and if Lessee fails to do so, Lessor may, without prejudice to any other remedy which it may have for possession or arrearage in rent, enter upon and take possession of all or any portion of the Leased Property and expel or remove Lessee and any other person who may be occupying such Leased Property or any part thereof, by force if necessary, without being liable for prosecution or any claims of damages therefor and relet the Leased Property and receive the rent therefor;

             (2) enter upon and take possession of the Leased Property, expel or remove Lessee and any other person who may be occupying the same or any part thereof, by force if necessary, without being liable for prosecution or any claim for damages therefor, and relet the Leased Property and receive the rent therefor;

             (3) enter upon the Leased Property, by force if necessary, without being liable for prosecution or any claim for damages therefor, and do whatever Lessee is obligated to do under the terms of this Lease; and, Lessee agrees to reimburse Lessor on demand for any expenses which Lessor may incur in thus effecting compliance with Lessee's obligations under this Lease, and Lessee further agrees that Lessor shall not be liable for any damages resulting to the Lessee from such action, whether caused by the negligence of Lessor or otherwise;

             (4) enforce specific performance of Lessee's obligations under this Lease; and/or

             (5) pursue any other remedy permitted at law or in equity.

Lessee hereby acknowledges that late payment by Lessee to Lessor of rent due hereunder will cause Lessor to incur costs not contemplated by this Lease, the exact amount of which will be extremely difficult to ascertain. Accordingly, if any installment of rent due from Lessee shall not be received by Lessor or Lessor's designee within ten (10) days after said amount is due, then Lessee shall pay to Lessor a late charge equal to the LIBOR Rate plus 3.25% per annum of such overdue amount. The parties hereby agree that such late charge represents a fair and reasonable estimate of the cost Lessor will incur by reason of late payment by Lessee. Acceptance of such late charge by Lessor shall in no event constitute a waiver of Lessee's default with respect to such overdue amount, nor prevent Lessor from exercising any of its other rights and remedies.

    (b) Exercise by Lessor of any one or more remedies hereunder granted or otherwise available shall not be deemed to be an acceptance by Lessor of surrender of the Leased Property by Lessee, whether by agreement or by operation of law, it being understood that such surrender can be effected only by the written agreement of Lessor and Lessee. No such alteration of security devices and no removal or other exercise of dominion by Lessor over the property of Lessee or others at the Leased Property shall be deemed unauthorized or constitute a conversion, Lessee hereby consenting, after any event of default, to the aforesaid exercise of dominion over Lessee's property within the Leased Property. All claims for damages by reason of re-entry and/or repossession and/or alteration of security devices are hereby waived by Lessee, as are all claims for damages by reason of any distress warrant, forcible detainer proceedings, sequestration proceedings or other legal process. Lessee agrees that any re-entry by Lessor may be pursuant to judgment obtained in forcible detainer proceedings or other legal proceedings or without the necessity for any legal proceedings, as Lessor may elect, and Lessor shall not be liable in trespass or otherwise.

    (c) In the event of termination or repossession of any of the Leased Property for a default by Lessee hereunder, Lessor shall not have any obligation to relet or to attempt to relet the Leased Property.

    (d) If Lessee should fail to make any payment or cure any default hereunder within the time herein permitted, Lessor, without being under any obligation to do so and without thereby waiving such default, may make such payment and/or remedy such default for the account of Lessee (and enter the Leased Property for such purpose), and thereupon Lessee shall be obligated, and hereby agrees, to pay Lessor upon demand, all costs, expenses and disbursements (including reasonable attorney's fees) incurred by Lessor in taking such remedial action.

    (e) In the event that Lessor shall have taken possession of the Leased Property pursuant to the authority herein granted, then Lessor shall have the right to keep in place and use all of the fixtures and equipment at the Leased Property, including that which is owned by or leased to Lessee at all times prior to any foreclosure thereon by Lessor or repossession thereof by any Lessor thereof or third party having a lien thereon. The rights of Lessor herein stated shall be in addition to any and all other rights which Lessor has or may hereafter have at law or in equity, and Lessee stipulates and agrees that the rights herein granted Lessor are commercially reasonable.

    SECTION 19.  IMPAIRMENT OF LESSOR'S TITLE.

    (a) Nothing in this Lease contained or any action or inaction by Lessor shall be deemed or construed to mean that Lessor has granted to Lessee any right, power or permission to do any act or to make any agreement which may create, give rise to, or be the foundation for, any right, title, interest, lien, charge or other encumbrance upon the estate of Lessor in the Leased Property, except as otherwise provided in (c) below.

    (b) In amplification and not in limitation of the foregoing, Lessee shall not permit any portion of the Leased Property to be used by any person or persons, as such, at any time or times during the Term of this Lease, in such manner as might reasonably tend to impair Lessor's title to or interest in the Leased Property or any portion thereof (including, without limitation, any portion thereof acquired through eminent domain), or in such manner as might reasonably make possible a claim or claims of adverse use, adverse possession, prescription, dedication, or other similar claims of, in, to or with respect to the Leased Property or any part thereof. Lessee, at its sole cost and expense, shall also take all other necessary steps to ensure and protect Lessor's title to the Leased Property, subject to Lessee's interest therein created by this Lease.

    (c) Portions of or interests in the Leased Property, as of the date hereof, are subject to certain agreements that may require the owner of the Leased Property to transfer such portions of or interests in the Leased Property to third parties, including without limitation the following agreements:

    (i) Ownership and Operating Agreement dated April 1, 1993, between MidCon Texas Pipeline Corp. and Valero Transmission L.P.; and

    (ii) Ownership and Operating Agreement dated January 10, 1996, between MidCon Texas Pipeline Corp. and TransAmerica Gas Transmission Corporation.

    Upon the valid exercise by any such third party of its rights under an agreement existing as of the date hereof to acquire any portion of or interests in the Leased Property, Lessor and Lessee agree to transfer all of their respective rights in such portion of or interests in such Leased Property to the extent covered by any such agreement, and this Lease shall terminate as to such portion of or interests in such Leased Property so transferred as of the date of such transfer.

    SECTION 20. LESSOR'S LIEN. To secure the payment of all rent due and to become due hereunder and the faithful performance of all of the other covenants of this Lease required by Lessee to be performed, Lessee hereby grants to Lessor a lien on and security interest in and to all property, chattels or goods which may be placed in the Leased Property and also upon all proceeds of any insurance which may accrue to Lessee by reason of damage to or destruction of any such property. All exemption laws are hereby waived by Lessee. This lien and security interest are given in addition to any statutory lien(s) of Lessor and shall be cumulative thereto. This lien and security interest may be foreclosed with or without court proceedings, by public or private sale, with or without notice and Lessor shall have the right to become purchaser, upon being the highest bidder at such sale. This

Lease is intended as, and constitutes, a security agreement, and Lessor shall have all the rights, titles, liens and interests in and to all property, chattels or goods placed in the Leased Property which are granted a secured party, as that term is defined under the Uniform Commercial Code. Upon request of Lessor, Lessee agrees to execute financing statements relating to the aforesaid security interest or Lessor may file this Lease or a copy hereof as a financing statement.

    SECTION 21. LIMITATION OF LIABILITY. The term "Lessor" as used in this Lease insofar as the obligations on the part of Lessor are concerned, shall be limited to and include only the owner at the time in question of the Leased Property. Notwithstanding any provisions of this Lease to the contrary, Lessee hereby agrees that no personal or corporate liability of any kind or character whatsoever now attaches, or at any time hereafter under any condition shall attach to Lessor, or its partners or shareholders, as applicable, for payment of any amount payable under this Lease or for the performance of any obligation under this Lease. The liability of Lessor with respect to such obligations shall be exclusively limited to Lessor's interest in and to the Leased Property. Should Lessor fail to pay any sum required hereunder or fail to perform any obligation required to be performed by Lessor hereunder, then any judicial proceeding against Lessor shall be limited to Lessor's right and interest in and to the Leased Property and any improvement comprising a part thereof, and no attachment, execution, or other writ shall be sought, issued, or levied upon any assets, property or funds of Lessor, or its partners or shareholders, as applicable, other than Lessor's interest in and to the Leased Property. In the event of any transfer or transfers of title to the Leased Property, the Lessor named (and any successor thereto) shall be automatically freed and relieved, from and after the date of such transfer or conveyance, of all obligations on the part of Lessor contained in this Lease thereafter incurred.

    SECTION 22. NON-WAIVER. Neither acceptance of rent by Lessor nor failure by Lessor to complain of any default of Lessee shall constitute a waiver of Lessor's rights hereunder. Waiver by Lessor of any default by Lessee shall not constitute a waiver of any other or subsequent default. No act or omission by Lessor or its agents shall be deemed to be the acceptance of a surrender of the Leased Property, and the Leased Property may not be surrendered unless such surrender is accepted by Lessor in writing.

    SECTION 23. HOLDING OVER. Upon the expiration or termination of the term of this Lease, Lessee shall peaceably surrender the Leased Property, any Alterations and any Additional Property to Lessor, and Lessor shall have the right to re-enter and resume and/or take possession of the Leased Property, any Alterations, and any Additional Property. If Lessee should remain in possession of the same after the termination of this Lease, then Lessee shall be a tenant-at-sufferance, subject to all the provisions of this Lease applicable during its Term, except that Lessee shall be liable for rental equal to (i) 300% of the monthly rent payable pursuant to Section 4(a)(iv) hereof, and (ii) the rent payable pursuant to Section 4(b) hereof, prorated on a per diem basis (which rental Lessee agree, binds and obligates itself to pay to Lessor upon demand for each and every day that Lessee remains in partial or total possession of the Leased Property). Such holding over shall not extend the Term hereof, and Lessee shall be liable to Lessor for all damages (consequential or otherwise) sustained by Lessor resulting from Lessee's failure to timely surrender the Leased Property.

    SECTION 24. LESSOR'S ENTRY. Lessor may enter in and upon the Leased Property from time to time to inspect same, to show same to prospective purchasers and for any other purpose, provided that such entry shall be made only during reasonable business hours and in a manner so as not to unreasonably interfere with Lessee's use of the Leased Property.

    SECTION 25. NOTICES. All notices required or permitted hereunder shall be in writing and may be given or served by depositing such notice with the United States postal service, certified mail with return receipt requested, postage prepaid, or by delivering same in person, addressed as follows:

    To Lessor:                c/o MidCon Texas Gas Partners, Inc.
                              10889 Wilshire Blvd.
                              Los Angeles, CA 90024
                              Attn:  Vice President and Secretary

    To Lessee:                3200 Southwest Freeway
                              Houston, TX 77027-7523
                              Attn:  President

Notices so mailed shall be effective from and after two (2) business days after being so mailed. Notices given in any other manner shall be effective only if and when actually delivered at the address of the addressee.

    SECTION 26. SURVIVAL. Any representation, warranty, covenant or agreement contained herein which contemplates performance after the expiration or termination of this Lease and all covenants of indemnity set forth in this Lease shall be deemed to survive the expiration or any termination of this Lease. TO THE FULL EXTENT ALLOWED BY LAW, LESSOR DISCLAIMS ALL REPRESENTATIONS OR WARRANTIES TO LESSEE OF ANY KIND, WHETHER EXPRESS OR IMPLIED, INCLUDING WITHOUT LIMITATION, AS TO TITLE, HABITABILITY, CONDITION OF THE LEASED PROPERTY (INCLUDING, WITHOUT LIMITATION, SUITABILITY FOR A PARTICULAR PURPOSE OR COMMERCIAL USE) AND PROVISION OF SERVICES.

    SECTION 27. SUCCESSORS AND ASSIGNS. Subject to the provisions of Section 16 hereof, the provisions hereof shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, legal representatives, successors, and assigns.

    SECTION 28. ENTIRE AGREEMENT AND MODIFICATION. This Lease constitutes the entire agreement between Lessor and Lessee and may be modified or amended only by a written document duly executed by both Lessor and Lessee.

    SECTION 29. TERMINOLOGY. The captions herein are for convenience only and shall not modify or effect the provisions hereof. Wherever used herein, each gender shall include each other gender, the singular shall include the plural, and the plural shall include the singular.

    SECTION 30. GOVERNING LAW, SUBMISSION TO JURISDICTION AND SEVERABILITY. This Lease shall be governed by and construed in accordance with the laws of the State of Texas. Any dispute relating to, arising out of, or connected with this Lease shall be filed and maintained in the State or Federal Courts located in Houston, Harris County, Texas. If any clause or provision of this Lease is illegal, invalid, or unenforceable, under present or future laws effective during the Term, then it is the intention of the parties hereto that the remainder of this Lease shall not be affected thereby, and it is also the intention of both parties that in lieu of each clause or provision that is illegal, invalid or unenforceable, there be added as part of this Lease a clause or provision as similar in terms to such illegal, invalid or unenforceable clause or provision as may be possible and be legal, valid and enforceable.

    SECTION 31. RELATIONSHIP OF PARTIES. It is the intention of the parties hereto to create the relationship of Lessor and Lessee, and no other relationship whatsoever is hereby created. Nothing in this Lease shall be construed to make the parties hereto partners or joint venturers.

    SECTION 32. RECORDING. Lessor and Lessee shall, at the request of the other, promptly execute an instrument in recordable form constituting a memorandum of this Lease which may be filed for record in the records of any county where the Pipeline System is located.

    SECTION 33. APPROVALS AND CONSENTS. Whenever the approval or consent of Lessor is required or requested hereunder, such approval or consent may be granted or withheld in Lessor's sole discretion unless expressly provided herein to the contrary.

    WITNESS THE EXECUTION HEREOF, as of the date first set forth hereinabove.

                                    LESSOR

                                    MIDCON TEXAS PIPELINE, L.P.

                                    BY ITS GENERAL PARTNER
                                    MIDCON GAS PARTNERS, INC.

                                           By:
                                              --------------------------------
                                              John W. Alden,
                                              Vice President and Secretary

                                    LESSEE

                                    MIDCON TEXAS PIPELINE OPERATOR, INC.


                                    By:
                                       ----------------------------------------
                                       Richard W. FitzGerald,
                                       Vice President



STATE OF TEXAS          )
                        )
COUNTY OF HARRIS        )

    The forgoing instrument was acknowledged before me on this the ____ day of December, 1996, by John W. Alden, Vice President and Secretary of MidCon Texas Gas Partners, Inc., General Partner of MidCon Texas Pipeline, L.P., on behalf of said corporation and limited partnership.


                                    -------------------------------------------
(S E A L)                           Notary Public in and for the State of Texas



STATE OF TEXAS          )
                        )
COUNTY OF HARRIS        )

    The forgoing instrument was acknowledged before me on this the ____ day of December, 1996, by Richard W. FitzGerald, Vice President of MidCon Texas Pipeline Operator, Inc., on behalf of such corporation.


                                    -------------------------------------------
(S E A L)                           Notary Public in and for the State of Texas

                                  EXHIBIT A





                 [DESCRIPTION OF LEASED PROPERTY TO BE PROVIDED
      BY MIDCON. INCLUDE DESCRIPTION OF "FACILITIES AGREEMENT," IF NEEDED.]